Exhibit 99.1

KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS NET INCOME IN 2013 THIRD QUARTER RESULTS

BRIDGETON, MO – November 11, 2013 – Katy Industries, Inc. (OTC BB: KATY) today reported net income in the third quarter of 2013 of $0.2 million versus a net loss of $2.8 million in the third quarter of 2012.  Income from continuing operations was $0.2 million in the third quarter of 2013 compared to a loss of $0.4 million in the third quarter of 2012. Operating income was $0.4 million, or 2.0% of net sales, in the third quarter of 2013, compared to a loss of $0.2 million, or 1.0% of net sales, for the same period in 2012.

Financial highlights for the third quarter of 2013, as compared to the same period in the prior year, included:

•	Net sales in the third quarter of 2013 were $20.9 million, a decrease of $1.4 million, or 6.1%, compared to the same period in 2012. The decrease was a result of volume shortfall in our Wilen business unit.

•	Gross margin was 17.3% in the third quarter of 2013, an increase from 14.6% in the third quarter of 2012. The increase in gross margin was primarily a result a mix of higher margin product sales and operational efficiencies.

•	Selling, general and administrative expenses decreased from $3.4 million in the third quarter of 2012 to $3.0 million in the third quarter of 2013. The decrease was primarily due to headcount reductions and better casualty insurance experience in the third quarter of 2013.

The Company reported a net loss for the nine months ended September 27, 2013 of $0.5 million, or $0.06 per share, versus a net loss of $6.1 million, or $0.76 per share, for the nine months ended September 28, 2012. Loss from continuing operations was $0.9 million for the nine months ended September 27, 2013 compared to $2.2 million for the nine months ended September 28, 2012. Operating loss was $0.3 million, or 0.6% of net sales, for the nine months ended September 27, 2013, compared to $1.9 million, or 3.1% of net sales, for the nine months ended September 28, 2012.

Financial highlights for the nine months ended September 27, 2013, as compared to the nine months ended September 28, 2012, included:

•	Net sales for the nine months ended September 27, 2013 were $59.8 million, a decrease of $2.2 million, or 3.5%, compared to the same period in 2012. The decrease was a result of volume shortfall in our Wilen business unit.

•	Gross margin was 15.8% for the nine months ended September 27, 2013, an increase of 70 basis points from the same period a year ago. The increase in gross margin was primarily a result a mix of higher margin product sales and operational efficiencies.

•	Selling, general and administrative expenses were $9.2 million for the first nine months of 2013 as compared to $11.3 million for the first nine months of 2012. The decrease was primarily due to one-time settlements, headcount reductions and better insurance experience for the nine months ended September 27, 2013 as compared to the nine months ended September 28, 2012.

Operations provided $3.0 million of free cash flow in the first nine months of 2013 compared to providing $3.3 million during the same period a year ago.  This decrease was primarily the result of cash provided by the refund of $2.5 million in cash collateralization of letters of credit in connection with the termination of the PNC credit agreement during the nine months ended September 28, 2012 partially offset by cash provided by discontinued operations in the nine months ended September 27, 2013. Free cash flow, a non-GAAP financial measure, is discussed further below.
Debt at September 27, 2013 was $8.7 million, versus $10.9 million at December 31, 2012.

 “We are pleased to report net income in the third quarter due to improvement in our operations,” stated David J. Feldman, Katy’s President and Chief Executive Officer.  “We expect to realize ongoing benefits as the economy strengthens and raw material prices stabilize.”

Non-GAAP Financial Measures
To provide transparency about measures of Katy’s financial performance which management considers most relevant, the Company supplements the reporting of Katy’s consolidated financial information under GAAP with a non-GAAP financial measure, Free Cash Flow.  Free Cash Flow is defined by Katy as cash flow from operating activities less capital expenditures. A reconciliation of this non-GAAP measure to a comparable GAAP measure is provided in the “Statements of Cash Flows” accompanying this press release. This non-GAAP financial measure should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measure to analyze the Company’s performance would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected below to understand and analyze the results of its business. Katy believes this measure is nonetheless useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include all statements of the Company’s plans, beliefs or expectations with respect to future events or developments and often may be identified by such words or phrases as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “should,” “will,” “continue,” “is subject to,” or similar expressions.  These forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the Company’s management.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties that may lead to results that differ materially from those expressed in any forward-looking statement made by the Company or on its behalf.  These risks and uncertainties include, without limitation, conditions in the general economy and in the markets served by the Company, including changes in the demand for its products; success of any restructuring or cost control efforts; an increase in interest rates; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or other causes affecting availability of component materials or finished goods at reasonable prices; changes in product mix, costs and yields; labor issues at the Company’s facilities or those of its suppliers; legal claims or other regulatory actions; and other risks identified from time to time in the Company’s filings with the SEC, including its Report on Form 10-K for the year ended December 31, 2012. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation focused on the manufacture, import and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
James W. Shaffer
(314) 656-4321

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2013	2012	2013	2012

Net sales	$20,852	$22,209	$59,817	$61,969
Cost of goods sold	17,246	18,997	50,364	52,630
Gross profit	3,606	3,212	9,453	9,339
Selling, general and administrative expenses	2,951	3,444	9,236	11,287
Severance, restructuring and related charges	-	-	321	-
Loss on disposal of assets	230	-	230	-
Operating income (loss)	425	(232)	(334)	(1,948)
Interest expense	(302)	(233)	(678)	(559)
Other, net	66	40	137	264
Income (loss) from continuing operations before income tax expense	189	(425)	(875)	(2,243)
Income tax expense from continuing operations	(4)	(3)	(17)	(2)
Income (loss) from continuing operations	185	(428)	(892)	(2,245)
(Loss) income from operations of discontinued businesses (net of tax)	(14)	(1,710)	373	(3,193)
Loss on sale of discontinued business (net of tax)	-	(616)	-	(616)
Net income (loss)	$171	$(2,754)	$(519)	$(6,054)

Net income (loss)	$171	$(2,754)	$(519)	$(6,054)

Other comprehensive (loss) income:
Foreign currency translation	(34)	67	(45)	61
Total comprehensive income (loss)	$137	$(2,687)	$(564)	$(5,993)

Income (loss) income per share of common stock - Basic
Income (loss) from continuing operations	$0.02	$(0.06)	$(0.11)	$(0.28)
Discontinued operations	(0.00)	(0.29)	0.05	(0.48)
Net income (loss)	$0.02	$(0.35)	$(0.06)	$(0.76)

Income (loss) income per share of common stock - Diluted
Income (loss) from continuing operations	$0.01	$(0.06)	$(0.11)	$(0.28)
Discontinued operations	(0.01)	(0.29)	0.05	(0.48)
Net income (loss)	$-	$(0.35)	$(0.06)	$(0.76)

Weighted average common shares outstanding:
Basic	7,951	7,951	7,951	7,951
Diluted	26,810	7,951	7,951	7,951
Other Information:

LIFO adjustment expense	$(9)	$301	$179	$678

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

	September 27,	December 31,
Assets	2013	2012
Current assets:
Cash	$1,062	$621
Accounts receivable, net	8,666	9,270
Inventories, net	11,385	12,733
Other current assets	681	1,456
Assets held for sale	74	1,675
Total current assets	21,868	25,755

Other Assets:	1,617	1,835

Property and equipment	55,480	55,118
Less: accumulated depreciation	(48,210)	(46,716)
Property and equipment, net	7,270	8,402

Total assets	$30,755	$35,992

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,710	$6,172
Book overdraft	190	493
Accrued expenses	9,498	10,198
Payable to related party	2,625	2,250
Deferred revenue	186	688
Revolving credit agreement	8,710	10,903
Total current liabilities	27,919	30,704

Deferred revenue	356	1,917
Other liabilities	5,602	5,964
Total liabilities	33,877	38,585

Stockholders' equity:
Convertible preferred stock	108,256	108,256
Common stock	9,822	9,822
Additional paid-in capital	27,110	27,110
Accumulated other comprehensive loss	(2,473)	(2,463)
Accumulated deficit	(124,400)	(123,881)
Treasury stock	(21,437)	(21,437)
Total stockholders' equity	(3,122)	(2,593)

Total liabilities and stockholders' equity	$30,755	$35,992

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Nine Months Ended
	September 27,	September 28,
	2013	2012
Cash flows from operating activities:
Net loss	$(519)	$(6,054)
Income (loss) from discontinued operations	373	(3,809)
Loss from continuing operations	(892)	(2,245)
Depreciation and amortization	1,550	1,597
Amortization of intangible assets	-	196
Amortization of debt issuance costs	155	178
Stock-based compensation	15	52
Loss (gain) on sale or disposal of assets	230	(2)
	1,058	(224)
Changes in operating assets and liabilities:
Accounts receivable	(1,830)	(1,541)
Inventories	(742)	1,993
Other assets	379	3,184
Accounts payable	1,390	(103)
Accrued expenses	265	410
Payable to related party	375	500
Deferred revenue	(155)	(146)
Other	(393)	115
	(711)	4,412

Net cash provided by operating activities	347	4,188
Net cash provided by (used in) discontinued operations	1,133	(590)
Net cash provided by operating activities	1,480	3,598

Cash flows from investing activities:
Capital expenditures	(391)	(548)
Net cash used in continuing operations	(391)	(548)
Net cash provided by discontinued operations	1,913	258
Net cash provided by (used in) investing activities	1,522	(290)

Cash flows from financing activities:
Net repayments	(2,193)	(3,126)
Decrease in book overdraft	(303)	(216)
Net cash used in financing activities	(2,496)	(3,342)

Effect of exchange rate changes on cash from continuing operations	(49)	388
Effect of exchange rate changes on cash from discontinued operations	(16)	(147)
Effect of exchange rate changes on cash	(65)	241

Net increase in cash	441	207
Cash, beginning of period	621	730
Cash, end of period	$1,062	$937

Reconciliation of free cash flow to GAAP Results:

Net cash provided by operating activities	$1,480	$3,598
Net capital expenditures	1,522	(290)
Free cash flow	$3,002	$3,308